Exhibit 1.2

REGULATIONS ON THE GENERAL SHAREHOLDERS’ MEETING OF

OPEN JOINT STOCK COMPANY
LONG-DISTANCE AND INTERNATIONAL TELECOMMUNICATIONS ROSTELECOM

(restated version No.3)

Moscow

2009

1.	GENERAL PROVISIONS.

1.1.

These Regulations on the General Shareholders’ Meeting (hereinafter, these “Regulations”) shall, in accordance with the Civil Code of the Russian Federation, the Federal Law “On Joint Stock Companies”, other applicable legislation of the Russian Federation and the Charter of Open Joint Stock Company Long-Distance and International Telecommunications Rostelecom (hereinafter, the “Company”), govern the procedure for the conduct of the General Shareholders’ Meeting and other matters in connection with the preparation for and holding of, the annual and extraordinary General Shareholders’ Meetings of the Company.

2.	GENERAL SHAREHOLDERS’ MEETING: TYPES, FORMS AND TERMS OF HOLDING.

2.1.	The General Shareholders’ Meeting shall be the supreme governing body of the Company.

2.2.	The Company shall annually hold the annual General Shareholders’ Meeting.

2.3.

The authority of the General Shareholders’ Meeting is governed by the Federal Law “On Joint Stock Companies”. Items within the authority of the General Shareholders’ Meeting shall not be resolved by the executive body of the Company. Items within the authority of the General Shareholders’ Meeting shall not be resolved by the Board of Directors, expect for cases set out in the Federal Law “On Joint Stock Companies”. The General Shareholders’ Meeting shall not discuss and resolve items beyond its authority.

2.4.	The General Shareholders’ Meeting shall not resolve items not included in its agenda or amend the agenda.

2.5.	At the annual General Shareholders’ Meeting, the following matters shall be decided upon:

• election of the Board of Directors of the Company;

• election of the Auditing Commission of the Company;

• approval of the external auditor of the Company;

•        approval of annual reports, annual financial statements, including the profit and loss statements (profit and loss accounts) of the Company, and distribution of profits, including payment (declaration) of dividends, and losses of the Company as per the results of the financial year;

• decision-making on other matters relegated pursuant to the Federal Law “On Joint Stock Companies” to the competence of the General Shareholders’ Meeting.

2.6.	The General Shareholders’ Meetings convened aside from the annual meeting shall be extraordinary meetings.

The extraordinary General Shareholders’ Meeting shall be held upon decision of the Board of Directors on its own initiative or at the request of the Auditing Commission of the Company, of the external auditor of the Company or of a shareholder/s holding at least 10 (ten) percent of the Company’s voting shares as of the date of the request, in accordance with the procedure established hereunder.

2.7.	The General Shareholders’ Meeting may be held in the form of:

• a meeting, i.e., collective presence of shareholders to discuss items on the agenda and decide on the items put to a vote;

• absentee voting.

The General Shareholders’ Meeting with an agenda including the election of the Board of Directors of the Company, election of the Auditing Commission of the Company, approval of the external auditor of the Company, approval of annual reports and annual financial statements, including profit and loss statements (profit and loss accounts) of the Company, and matters concerning distribution of profits, including payment (declaration) of dividends, and losses of the Company as per the results of the fiscal year may not be held in the form of absentee voting.

2.8.	The annual General Shareholders’ Meeting shall be held no sooner than 4 (four) months and no later than 6 (six) months from the end of the financial year.

2.9.	The extraordinary General Shareholders’ Meeting convened at the request of the Audit Commission of the Company, the external auditor of the Company or a shareholder/s holding at least 10 (ten)

percent of the Company’s voting shares shall be held within 40 (forty) days from the moment of submission of the request for the convocation of the extraordinary General Shareholders’ Meeting.

2.10.

The extraordinary General Shareholders’ Meeting convened at the request of the Auditing Commission of the Company, the external auditor of the Company or a shareholder/s holding at least 10 (ten) percent of the Company’s voting shares with an agenda including election of members of the Board of Directors of the Company shall be held within 70 (seventy) days from the moment of submission of the request for the convocation of the extraordinary General Shareholders’ Meeting.

2.11.

In the event the number of members of the Board of Directors of the Company is below the number constituting a quorum for meetings of the Board of Directors of the Company, the extraordinary General Shareholders’ Meeting convened by decision of the Board of Directors of the Company on its own initiative to decide on the election of the Board of Directors of the Company shall be held within 90 (ninety) days from the moment of adoption by the Board of Directors of the Company of the decision to hold such a meeting.

2.12.

Except for the case specified in Section 2.11 hereof, the extraordinary General Shareholders’ Meeting convened by decision of the Board of Directors of the Company on its own initiative to decide any matters within the competence of the General Shareholders’ Meeting, including:

•        early termination of the powers of the Board of Directors of the Company and election of the Board of Directors of the Company (when the number of  members of the Board of Directors of the Company is not below the quorum for holding meetings of the Board of Directors of the Company);

• election of the Board of Directors of the Company (when the Board of Directors was not elected for any reason);

shall be held within the period determined by the Board of Directors of the Company with due regard for the requirements of applicable law and the Company Charter.

2.13.

If the Board of Directors did not decide to convene the extraordinary General Shareholders’ Meeting within the timeframe set by the applicable laws of the Russian Federation or rejected to convene the extraordinary General Shareholders’ Meeting, the extraordinary General Shareholders’ Meeting may be convened by those bodies or persons who have the authority to convene such meeting.

The bodies or persons initiating convention of the extraordinary General Shareholders’ Meeting shall have documents proving the receipt of the request to convene the extraordinary General Shareholders’ Meeting by the Company. Otherwise, their right to convene the extraordinary General Shareholders’ Meeting may be limited.

If the Company’s Registrar receives a request from the Company’s shareholder to provide him/her with the list of persons entitled to participate in the extraordinary General Shareholders’ Meeting, it shall obtain evidence proving the receipt of such request by the Company on the basis of documents provided by the shareholder or of the information provided by the Company.

3.

PROCEDURE FOR THE SUBMISSION OF PROPOSALS ON THE INCLUSION OF ITEMS IN THE AGENDA OF THE ANNUAL GENERAL SHAREHOLDERS’ MEETING AND ON THE NOMINATION OF CANDIDATES TO THE COMPANY’S BODIES ELECTED BY THE GENERAL SHAREHOLDERS’ MEETING AND FOR THE SUBMISSION OF A REQUEST FOR THE CONVOCATION OF AN EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING.

3.1.

Proposals on the inclusion of items in the agenda of the annual General Shareholders’ Meeting, proposals on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting and requests for the convocation of an extraordinary General Meeting may be submitted:

• by mailing same to the legal address of the Company as specified in the Company’s Charter; or

•        by delivery against signature to the person performing the functions of the sole executive body of the Company, the Chairman of the Board of Directors of the Company or other person authorized under the Company’s internal documents to accept correspondence in writing addressed to the Company

3.2.

A proposal on the inclusion of items in the agenda of the annual General Shareholders’ Meeting and a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting shall contain the information provided for under Article 53 of the Federal Law “On Joint Stock Companies” and the Company’s Charter.

A request for the convocation of an extraordinary General Shareholders’ Meeting shall contain the information provided for under Article 55 of the Federal Law “On Joint Stock Companies” and the Company’s Charter.

Relevant requirements of Article 53 of the Federal Law “On Joint Stock Companies” and the Company’s Charter shall apply to a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting contained in a request for the convocation of an extraordinary General Shareholders’ Meeting.

3.3.

A proposal to the agenda of the annual General Shareholders’ Meeting, a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting and a request for the convocation of the extraordinary General Meeting shall be deemed submitted by the shareholders (shareholders’ representatives) who signed them.

3.4.

The percentage of voting shares held by the shareholder/s proposing an item of the agenda of the annual General Shareholders’ Meeting and/or nominating candidates to the Company’s bodies elected by the General Shareholders’ Meeting shall be determined as of the date such proposal is submitted.

The percentage of voting shares held by the shareholder/s requesting the convocation of an extraordinary General Meeting shall be ascertained as of the date such request is submitted.

3.5.

If a proposal to the agenda of the annual General Shareholders’ Meeting, a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting or a request for the convocation of the extraordinary General Meeting is signed by a shareholder’s representative, attached to such proposal (request) shall be a power of attorney (duly certified copy of a power of attorney) containing such information about the representative and the principal as shall be contained, under the Federal Law “On Joint Stock Companies” and these Regulations, in a power of attorney for voting drawn up in accordance with the requirements of the Federal Law “On Joint Stock Companies” to the drawing-up of powers of attorney for voting.

In the event a power of attorney whereunder the shareholder’s representative who signed the proposal or request is acting has been issued by way of sub-delegation, in addition to the duly certified copy of such power of attorney the proposal (request) shall be accompanied by a duly certified copy of the power of attorney under which the sub-delegating power of attorney was issued.

3.6.

In the event a proposal to the agenda of the annual General Shareholders’ Meeting, a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting or a request for the convocation of an extraordinary General Meeting is signed by a shareholder (representative of a shareholder) whose rights to shares are registered in the depo account with a depositary, attached to such proposal (request) shall be an extract from such shareholder’s depo account with the depositary registering the rights to such shares.

3.7.

If candidates for the Board of Directors or the Auditing Commission of the Company are nominated, attached to the proposal shall be a written consent of the candidates nominated. In the event of self-nomination, the candidate’s written request shall be deemed to have been received.

3.8.

If a proposal on the agenda of the annual General Shareholders’ Meeting or a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting is mailed, the date on which such proposal is submitted shall be the date indicated in the imprint of the date-stamp evidencing the date of mailing.

If a request for the convocation of an extraordinary General Shareholders’ Meeting is sent by unregistered mail, the date such request is submitted shall be the date indicated in the imprint of the date-stamp evidencing the date of receipt of such mailed item, and if a request for the convocation of an extraordinary General Shareholders’ Meeting is sent by registered mail, it shall be the date the mailed item is delivered to the addressee against signature.

3.9.

If a proposal to the agenda of the annual General Shareholders’ Meeting, a proposal on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting or a request for the convocation of an extraordinary General Shareholders’ Meeting is delivered against signature, the date of delivery shall be the date such proposal or request is submitted.

3.10.

The Board of Directors of the Company shall consider the proposals submitted with respect to the agenda of the annual General Shareholders’ Meeting or proposals submitted on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting and make relevant decisions within 5 (five) days of the expiry of the period for the submission of proposals as determined under the Company’s Charter.

Proposals on the agenda of the annual General Shareholders’ Meeting or proposals on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting received by the Company after the established deadline for the consideration of proposals shall also be considered by the Board of Directors in accordance with the procedure provided for under applicable law.

3.11.

Proposals on the inclusion of items in the agenda of the annual General Shareholders’ Meeting, proposals on the nomination of candidates to the Company’s bodies elected by the General Shareholders’ Meeting and requests for the convocation of the extraordinary General Shareholders’ Meeting received by the Company may be revoked by the persons submitting such proposals or requests. Such revocation shall be sent by any means provided for under Clause 3.1 hereof for the submission of proposals and requests. In such cases, the date the Company receives the mailed item or the date the revocation is delivered shall be deemed to be the date the revocation is received by the Company or the revocation is submitted to the Company.

4.	PREPARATION FOR THE HOLDING OF A GENERAL SHAREHOLDERS’ MEETING.

4.1.	When preparing to hold a General Shareholders’ Meeting, the Board of Directors of the Company shall determine:

• the form in which the General Shareholders’ Meeting is to be held;

•        the date, location and time of the General Shareholders’ Meeting and the mailing address to which completed voting ballots may be sent or, if the General Shareholders’ Meeting is to be held in the form of absentee voting, the final date of acceptance of voting ballots and the mailing address to which completed voting ballots are to be sent;

• the time at which registration of those participating in the General Shareholders’ Meeting is to commence;

• the date on which the list of persons entitled to participate in the General Shareholders’ Meeting is to be prepared;

• the agenda of the General Shareholders’ Meeting;

• the type/s of preferred shares whose holders are entitled to vote on items of the agenda of the General Shareholders’ Meeting;

• the procedure for notifying the shareholders of the holding of the General Shareholders’ Meeting;

• the list of information (materials) to be provided to the shareholders in preparation for the General Shareholders’ Meeting and the procedure for the provision of such information; and

• the form and the wording of the voting ballot.

4.2.

In determining the time at which General Shareholders’ Meeting is to be held, account should be taken of the number of items on the agenda of the meeting. The time of a meeting shall be between 9.00 a.m. and 10.00 p.m. local time.

4.3.	In determining the time registration of those taking part in the General Shareholders’ Meeting is to commence, the number of such persons on the relevant list shall be taken into consideration.

4.4.

While approving the agenda of the General Shareholders’ Meeting, the Board of Directors of the Company shall have the right to consolidate two or more items within the competence of the General Shareholders’ Meeting into one item on the agenda of the meeting.

Consolidation of items shall only be permitted if decision on one of such items is impossible without decision-making on other interrelated items.

The following may not be consolidated:

• items to be voted on by different groups of voters; and

• items to be decided by dissimilar numbers of votes cast by shareholders holding voting shares and taking part in the meeting.

5.	NOTIFICATION OF THE GENERAL SHAREHOLDERS’ MEETING.

5.1.	Notice of the General Shareholders’ Meeting shall be given in the manner and by the deadlines determined under the Company’s Charter.

5.2.	Notice of the General Shareholders’ Meeting shall specify the following:

• full official name and location of the Company;

• form in which the General Shareholders’ Meeting is to be held (meeting or absentee voting);

•        date, location and time of the General Shareholders’ Meeting and the mailing address to which completed voting ballots may be sent or, in the event the General Shareholders’ Meeting is to be held in the form of absentee voting, the final date of acceptance of voting ballots and the mailing address to which completed voting ballots are to be sent;

• time when registration of the persons (or their representatives) participating in the General Shareholders’ Meeting is to commence;

• date for the preparation of the list of persons entitled to participate in the General Shareholders’ Meeting;

• agenda of the General Shareholders’ Meeting;

• procedure to be followed by representatives of persons entitled to participate in the General Shareholders’ Meeting to evidence their powers; and

•        procedure for review of the information (materials) to be provided, in preparation for the General Shareholders’ Meeting, to those entitled to take part in it and the address/es where such information is made available (address (location) of the Company’s sole executive body and other addresses where such information (materials) will be available).

5.3.

In addition to the information specified in Clause 5.2 – 4.4 hereof, notice of the General Shareholders’ Meeting may contain other information on the procedure for shareholders’ participation in the General Shareholders’ Meeting.

6.	QUORUM AT THE GENERAL SHAREHOLDERS’ MEETING; RECONVENED GENERAL SHAREHOLDERS’ MEETING.

6.1.

The General Shareholders’ Meeting shall have the right to take decisions (have a quorum) if shareholders holding, in aggregate, more than one-half of the votes of the Company’s placed voting shares, participate in such General Shareholders’ Meeting.

Shareholders registered for participation and shareholders whose voting ballots were received no later than 2 (two) days prior to the date of the General Shareholders’ Meeting shall be deemed to have participated in the General Shareholders’ Meeting. Shareholders whose voting ballots were received prior to the final ballot acceptance date shall be deemed to have participated in a General Shareholders’ Meeting held in the form of absentee voting.

6.2.

In the absence of a quorum for the annual General Shareholders’ Meeting a reconvened General Shareholders’ Meeting with the same agenda shall be held. In the absence of a quorum for an extraordinary General Shareholders’ Meeting a reconvened General Shareholders’ Meeting with the same agenda may be held.

A reconvened General Shareholders’ Meeting shall have the right to take decisions (have a quorum), if shareholders holding, in aggregate, at least 30 (thirty) percent of the Company’s placed voting shares participate in such reconvened General Shareholders’ Meeting.

In the event a reconvened General Shareholders’ Meeting is held within less than 40 (forty) days of an adjourned General Shareholders’ Meeting, those entitled to participate in the General Shareholders’ Meeting shall be determined in accordance with the list of persons entitled to participate in the adjourned General Shareholders’ Meeting.

6.3.

To reflect the results of the determination of the quorum on the agenda items of the General Shareholders’ Meeting by Company’s Registrar performing the functions of a tallying commission minutes on quorum determination shall be drawn up and signed by those authorized by the Registrar.

In the event a quorum is present for the General Shareholders’ Meeting, the quorum determination minutes shall be drawn up within 15 (fifteen) days of the closure of the meeting or of the final date for the acceptance of voting ballots if the meeting is held in the form of absentee voting.

In the event there is no quorum for the General Shareholders’ Meeting, the quorum determination minutes shall be drawn up within 15 (fifteen) days of the originally planned date of the adjourned meeting or the originally planned final date for the acceptance of voting ballots if the meeting was to be held in the form of absentee voting.

7.	VOTING GROUPS AT THE GENERAL SHAREHOLDERS’ MEETING.

7.1.

If the agenda of a General Shareholders’ Meeting includes items to be voted on by different groups of voters, the quorum for decision-making on such items shall be determined separately. The absence of a quorum for decision-making on items to be voted on by one group of voters shall not prevent decision-making on items on which other groups of voters are to vote and for which the quorum is present.

7.2.	Matters within the competence of the General Shareholders’ Meeting for which the quorum shall be determined separately shall include the following:

7.2.1.	election of members of the Auditing Commission and early termination of their powers;

7.2.2.	decision-making to approve related-party transactions;

7.2.3.	reorganization of the Company;

7.2.4.	liquidation of the Company, appointment of the liquidation commission and approval of the interim and final liquidation balance sheets;

7.2.5.

amendments and additions to the Company’s Charter restricting the rights of shareholders holding preferred shares of a certain class, including determination or increase of the amount of dividends and/or liquidation value payable on the preferred shares of the preceding priority and granting to the shareholders holding preferred shares of other classes of preferences in the priority of dividend and/or share liquidation value payment.

7.3.

The right to vote at the General Shareholders’ Meeting on the matter specified in Clause 7.2.1 hereof shall be granted to the shareholders holding Company’s shares voting on all matters within the competence of the General Shareholders’ Meeting, with the exception of members of the Board of Directors of the Company and persons holding positions in the governing bodies of the Company.

The right to vote at the General Shareholders’ Meeting on the matter specified in Clause 7.2.2 hereof shall be granted to the shareholders holding Company’s shares voting on all matters within the competence of the General Shareholders’ Meeting and having no interest in the transaction.

The right to vote at the General Shareholders’ Meeting on the matters specified in Clauses 7.2.3 and 7.2.4 hereof shall be granted to the shareholders holding the Company’s ordinary shares and to the shareholders holding the Company’s preferred shares of each class.

The right to vote at the General Shareholders’ Meeting on the matter specified in Clause 7.2.5 hereof shall be granted to the shareholders holding the Company’s ordinary shares voting on all matters within the competence of the General Shareholders’ Meeting and to the shareholders holding the Company’s preferred shares of each class rights under which shares are restricted.

7.4.

The composition of those voting on agenda items of the General Shareholders’ Meeting shall be determined as of the date the list of those entitled to take part in the General Shareholders’ Meeting is drawn up.

7.5.	If the quorum on different agenda items of the meeting is to be determined separately, the quorum determination minutes shall state the presence/absence of a quorum for each of such items.

8.	BODIES ESTABLISHED TO HOLD THE GENERAL SHAREHOLDERS’ MEETING.

8.1.

The General Shareholders’ Meeting shall be presided over by the General Director of the Company unless the Board of Director decides otherwise. The Chairman of the General Shareholders’ Meeting shall conduct the meeting and, among other things:

8.1.1.	declare the meeting open and closed;

8.1.2.	introduce those presenting information on agenda items;

8.1.3.	control deliberations on agenda items; and

8.1.4.	perform other functions provided for hereunder.

8.2.

For the purposes of participation in the conduct of a General Shareholders’ Meeting held in the form of a meeting, the Chairman of the meeting may decide to form a Presidium of the General Shareholders’ Meeting.

The Chairman and members of the Presidium shall jointly conduct the General Shareholders’ Meeting and perform the functions provided for under Clauses 8.1.1 – 8.1.3 hereof.

8.3.

If, at the extraordinary General Shareholders’ Meeting convened by decision of bodies and persons entitled to request the convocation of the extraordinary General Meeting, the person who is to preside at the General Shareholders’ Meeting in accordance with the Company Charter is absent, the General Shareholders’ Meeting shall be chaired by the person who made the decision to convene the extraordinary General Shareholders’ Meeting (or his/her representative) or, if the decision to convene the extraordinary General Shareholders’ Meeting was made by several persons or members of a joint body, by one of them in accordance with their decision which shall be reflected in the minutes of the General Shareholders’ Meeting.

8.4.	In order to keep minutes of the General Shareholders’ Meeting, the Chairman of the General Shareholders’ Meeting shall appoint a Secretary (Secretariat) of the General Shareholders’ Meeting.

8.5.	The Secretary (Secretariat) of the General Shareholders’ Meeting shall perform the following functions:

•        provide answers to questions asked by participants in the General Shareholders’ Meeting with respect to its rules of procedure and related to the application of these Regulations and compliance with the requirements of applicable law, as well as take measures to resolve conflicts connected with the rules of procedure of the General Shareholders’ Meeting;

• arrange for the keeping of the minutes of the General Shareholders’ Meeting.

8.6.

The functions of the Company’s tallying commission shall be performed by the Registrar of the Company. Registrar of the Company performing the functions of the tallying commission shall verify the powers of and register persons participating in the General Shareholders’ Meeting, determine the quorum of the General Shareholders’ Meeting, clarify matters arising in connection with the exercise by shareholders (or their representatives) of voting rights at the meeting, clarify the voting procedure on matters to be voted on, ensure the observation of the established voting procedure and the rights of shareholders to participate in voting, tally the votes, sum up the voting results, draw up the minutes of the voting results, submit voting ballots to the archives and perform other functions provided for hereunder.

Registrar of the Company performing the functions of the tallying commission shall have the right:

• to keep books and other registers in any form at its discretion; and

• to determine the form of the minutes to be kept in accordance with the requirements of applicable law and these Regulations.

9.

PROCEDURE FOR HOLDING THE GENERAL SHAREHOLDERS’ MEETING AND VOTING ON THE AGENDA ITEMS OF THE GENERAL SHAREHOLDERS’ MEETING HELD IN THE FORM OF A MEETING (JOINT PRESENCE OF SHAREHOLDERS TO DISCUSS AGENDA ITEMS AND TAKE DECISIONS ON MATTERS PUT TO A VOTE).

9.1.

The persons included in the list of persons entitled to participate in the General Shareholders’ Meeting (or their representatives) shall be registered for the purposes of participation in the General Shareholders’ Meeting, except for persons (or their representatives) whose voting ballots were received no later than two days prior to the date of holding the meeting. The persons entitled to participate in the General Shareholders’ Meeting (or their representatives) whose voting ballots were received no later than 2 (two) days prior to the date of holding the General Shareholders’ Meeting, have the right to attend the meeting.

If, prior to the registration of a representative of a person entitled to take part in the meeting, the Company or the Registrar performing the functions of the tallying commission receives notice of such representative’s replacement (withdrawal), the person entitled to take part in the meeting (including the new representative acting under a power of attorney for voting) shall be registered for participation in the meeting.

Acquirers of shares transferred after the date the list of those entitled to take part in the meeting was drawn up shall be registered for participation in the meeting provided the person included in the list of those entitled to take part in the meeting has issued the acquirers with powers of attorney to vote such shares.

A shareholder holding the Company’s voting shares may participate in the General Shareholders’ Meeting either in person or through his/her representative. A shareholder shall have the right to replace his/her representative at the General Shareholders’ Meeting at any time or to participate in the General Shareholders’ Meeting in person.

Should a shareholder have several representatives, the powers of attorney issued to each of them shall clearly differentiate the powers of each representative, including the number of shares held by the shareholder and empowering each representative to vote on agenda items of the General Shareholders’ Meeting.

A shareholder holding the Company’s non-voting shares shall have the right to attend General Shareholders’ Meetings conducted in the form of a meeting.

A shareholder’s representative at the General Shareholders’ Meeting shall act in accordance with the powers based on a written power of attorney. The power of attorney for the voting at the General Shareholders’ Meeting shall contain information about the shareholder being represented and about the representative (full name of an individual (or name and organizational and legal form of a legal entity), place of residence or location, passport data of an individual (or information on the state registration of a legal entity)).

The head of a corporate shareholder may participate in the General Shareholders’ Meeting without a power of attorney, based on documents evidencing his/her powers as a person entitled to act on behalf of such organization without a power of attorney (protocol, minutes, order on appointment, etc.) and his/her personal identification documents.

9.2.

The General Shareholders’ Meeting held in the form of a meeting shall be declared open if by the time of its commencement there is a quorum with respect to at least one item on the agenda of the meeting. Registration of those who are entitled to take part in the General Shareholders’ Meeting and who did not register for participation in the General Shareholders’ Meeting prior to its commencement shall be terminated at the close of discussion of the last agenda item with respect to which there is a quorum.

9.3.

In the event there is no quorum on any of the agenda items as of the moment of the beginning of the General Shareholders’ Meeting, the Registrar performing the functions of tallying commission shall so inform the Chairman of the General Shareholders’ Meeting. The Chairman of the General Shareholders’ Meeting shall decide on the period of adjournment of the beginning of the General Shareholders’ Meeting. The beginning of the General Shareholders’ Meeting may not be adjourned for more than 2 (two) hours.

In the event the beginning of the General Shareholders’ Meeting is adjourned, the minutes of the General Shareholders’ Meeting shall reflect the actual time of the beginning of the General Shareholders’ Meeting.

9.4.	Items shall be considered and voted on at the General Shareholders’ Meeting in the order of priority determined in the approved agenda.

The order in which the items are to be considered may be changed by decision of the Chairman of the meeting.

9.5.

Discussion of items on the agenda of the General Shareholders’ Meeting shall consist of the provision to the persons participating in the meeting of information on the agenda items and of the provision to them (if required) of clarifications on agenda items and on the information furnished to them.

Items of the agenda of the General Shareholders’ Meeting shall be discussed in accordance with the procedure established by Clauses 9.6 – 9.9 hereof.

9.6.	Persons participating in the General Shareholders’ Meeting shall receive information on the agenda item under discussion in the form of reports (statements) delivered by:

• the speakers appointed and announced by the Chairman of the meeting;

•        persons (or their representatives) who participate in the meeting and have announced their intention to provide additional information on agenda items. Such announcements shall be submitted in writing to the Chairman of the General Shareholders’ Meeting prior to the commencement of the consideration of the relevant agenda item. The announcement shall specify the name of the person, the wording of the agenda item to be reported on, the time required for the speech and the number of votes to be cast by such person on the agenda item under discussion.

9.7.

Each person (or representative) taking part in the meeting shall have the right to request clarifications on any agenda item and on the information presented from the Chairman of the meeting, members of the Presidium or the person/s presenting such information. Such request shall be submitted in writing to the Chairman of the General Shareholders’ Meeting prior to the commencement of consideration of the next agenda item. The request shall specify the name of the person participating in the meeting and the number of votes to be cast by such person on the agenda item under discussion.

Each request in writing duly filled out shall be considered at the meeting.

If, in the opinion of the Chairman of the meeting, a member of the Presidium or a person/s providing information, it is impossible to immediately provide an exhaustive clarification or if a person (representative) taking part in the meeting requests a clarification in writing on the item of interest to him/her, such clarification in writing shall be furnished to the applicant within 10 (ten) days after the General Shareholders’ Meeting is closed. Clarification in writing may only be furnished if the request is duly filled out in accordance with the first paragraph of this clause.

9.8.	The time for the delivery of reports (information) on items of the meeting’s agenda and of clarifications in response to requests shall be determined by the Chairman of the meeting, provided that:

• a speaker appointed by the Chairman of the meeting shall have at least 10 minutes but no more than 45 minutes to speak;

• a person (representative) taking part in the meeting and providing additional information on an agenda item shall have at least 5 minutes to speak;

• a person making a clarification in response to a request shall have at least 10 minutes to speak.

A speaker does not need to use up all the time allotted to him/her by the Chairman of the meeting.

The Chairman of the meeting may not comment on a report or interrupt a speaker except where the speaker breaches the rules of procedure provided for hereunder.

9.9.	The necessity for breaks during the General Shareholders’ Meeting and their duration shall be determined by the Chairman of the meeting.

No break in the General Shareholders’ Meeting may be announced during the discussion of an agenda item.

9.10.

The persons (or their representatives) registered to participate in the General Shareholders’ Meeting shall be given an opportunity to vote on agenda items at any time from the moment of their registration until the expiry of the voting period determined pursuant to Section 9.11 hereof and the commencement of the tallying of the results of the vote.

9.11.

Following the discussion of the last item of the agenda of the General Shareholders’ Meeting with respect to which there is a quorum, the Chairman of the meeting shall additionally allot no more than 30 minutes for voting on the items of the agenda of the meeting.

9.12.	The results of the vote and the resolutions adopted at the General Meeting may be:

• announced at the General Shareholders’ Meeting; or

• duly communicated to the persons entitled to take part in the meeting.

9.13.	The General Shareholders’ Meeting shall be closed:

• when all the resolutions approved by the meeting and the results of the vote have been announced as provided for under subclause 1 of Clause 9.12 hereof; or

• when the period of time allotted for voting on agenda items as per Clause 9.11 hereof expires as provided for under subclause 2 of Clause 9.12 hereof.

A General Shareholders’ Meeting by the beginning of which there was a quorum with respect to certain agenda items only may not be closed if by the moment registration is completed enough persons were registered to provide a quorum for decision-making on other items on the agenda of the General Shareholders’ Meeting.

9.14.

After the minute on the results of the vote is drawn up and the minutes of the General Shareholders’ Meeting are signed, the voting ballots shall be sealed by the Registrar of the Company performing the functions of tallying commission and handed over to the Company’s archives for safekeeping.

10.	VOTING BALLOT AT THE GENERAL SHAREHOLDERS’ MEETING.

10.1.	Agenda items of the General Shareholders’ Meeting shall only be voted on by voting ballots.

The voting ballot shall be sent or handed out against signature to each person specified in the list of persons entitled to participate in the General Shareholders’ Meeting in accordance with the procedure and by the deadline determined for the notice of the General Shareholders’ Meeting.

At the request of persons who are registering for participation in a General Shareholders’ Meeting to be held in the form of a meeting and whose voting ballots have not been received by the Company or were received later than 2 (two) days prior to the date of the meeting, they may only be issued with voting ballots marked to show they are duplicates.

In case a General Shareholders’ Meeting is held in the form of a meeting, if the Company or the Registrar performing the functions of tallying commission receives, from a person entitled to take part in the General Shareholders’ Meeting, notice of replacement (withdrawal) of his/her representative prior to such the registration of the representative whose powers are being terminated, the person entitled to take part in the meeting (including the new representative acting under a voting power of attorney) shall be issued with voting ballots.

If a General Shareholders’ Meeting is held in the form of a meeting, the registered acquirers of shares transferred after the date of completion of the list of persons entitled to take part in the meeting shall be issued with voting ballots if the person included in the list of those entitled to take part in the meeting has issued powers of attorney to such acquirers to vote such shares.

If a General Shareholders’ Meeting is held in the form of an absentee voting, the acquirers of shares transferred after the date of completion of the list of persons entitled to take part in the meeting, if the person included in the list of those entitled to take part in the meeting has issued powers of attorney to such acquirers to vote such shares, shall only be issued with voting ballots if such acquirers apply to:

• the Company, if the Company itself sends (issues) voting ballots; or

• the Registrar of the Company if voting ballots are sent (issued) by the Registrar under a contract with the Company.

10.2.	The voting ballot shall contain:

10.2.1.	the full official name and location of the Company;

10.2.2.	the form in which the meeting is to be held (meeting or absentee voting);

10.2.3.

date, location and time of the General Shareholders’ Meeting and the mailing address to which filled-out voting ballots may be sent or, in the event the General Shareholders’ Meeting is to be held in the form of an absentee voting, the final date of acceptance of voting ballots and the mailing address to which filled-out ballots are to be sent;

10.2.4.	the language of resolutions on each item (name of each candidate) on which such ballot is to vote;

10.2.5.

voting options with respect to each agenda item — “for ,” “against” or “abstain “ — and margins opposite each voting option to mark the number of votes cast for each voting option and, if the voting ballot is used in a cumulative vote to elect members of the board of directors, also containing:

• an indication that the members of the Board of Directors of the Company are elected by a cumulative vote and an explanation of the nature of a cumulative vote;

• a margin for marking, opposite the name of each candidate, the number of votes cast for the relevant candidate by the person taking part in the meeting and opting “for “;

•        clarifications stating that the fraction of a vote obtained by multiplying the number of votes held by the shareholder of a fraction of a vote by the number of persons to be elected to the Board of Directors of the Company may only be cast in favor of one candidate;

10.2.6.	an indication that the voting ballot is to be signed by the shareholder; and

10.2.7.	clarifications that:

•        the voter may only select one voting option except where the voting is in accordance with the instructions of persons who acquired shares after the date of the list of persons entitled to take part in the meeting or in accordance with the instructions of holders of depositary securities;

•        if the ballot contains more than one voting option, the margins for the number of votes cast for each voting option are to indicate the number of votes cast for the relevant voting option and that the voting is in accordance with the instructions of the acquirer of shares transferred after the date of the list of those entitled to take part in the meeting and/or in accordance with the instructions of holders of depositary securities;

•        the one voting under a power of attorney issued with respect to shares transferred after the date of the list of those entitled to take part in the General Shareholders’ Meeting shall, in the margin with the number of votes marked opposite the chosen voting option, indicate the number of votes cast for the chosen voting option and indicate that the voting is under a power of attorney issued with respect to shares transferred after the date of the list of those entitled to take part in the meeting;

•        if, after the date of the list of those entitled to take part in the meeting, not all of the shares were transferred, the voter shall, in the margin to indicate the number of votes opposite the chosen voting option, indicate the number of votes cast for the chosen voting option and note that part of the shares was transferred after the date of the list of those entitled to take part in the meeting. If, with respect to shares transferred after the date of the list of those entitled to take part in the meeting, the instructions received from the acquirer of such shares coincide with the chosen voting option, such votes shall be summed.

10.3.	In addition to the above, the voting ballot may indicate:

10.3.1.	the language of every item put to a vote and the order of priority of its consideration;

10.3.2.	the manner in which the chosen voting option is indicated;

10.3.3.	the full name of the person entitled to take part in the General Shareholders’ Meeting;

10.3.4.	the number of votes the person entitled to take part in the General Shareholders’ Meeting may cast with respect to each item on the agenda of the meeting;

10.3.5.	margins where the persons who have indicated the number of votes cast for the chosen voting option/s may mark, in each case, that:

• the voting is in accordance with the instructions of the acquirer of shares transferred after the date of the list of persons entitled to take part in the meeting;

• the voting is in accordance with the instructions of holders of depositary securities;

• the voting is under a power of attorney issued with respect to shares transferred after the date of the list of those entitled to take part in the meeting;

• part of the shares was transferred after the date of the list of those entitled to take part in the meeting;

10.3.6.	other information determined by the Board of Directors of the Company or provided for under applicable law.

The voting ballot may not contain two or more items on the agenda of the General Shareholders’ Meeting if the voting on such items is to be by different groups of voters.

10.4.	The following shall be deemed invalid:

10.4.1.

voting ballots in which the voter chose more than one voting option except where the voting is in accordance with the instructions of persons who acquired shares after the date of the list of those entitled to take part in the meeting or in accordance with the instructions of holders of depositary securities;

10.4.2.	voting ballots received by the Company and signed by a representative acting under a power of attorney if the Company or the Registrar performing the functions of tallying commission receives notice of replacement (withdrawal) of such representative no later than 2 (two) days prior to the date of the General Meeting;

10.4.3.

two or more voting ballots discovered filled out by the same person in which, with respect to the same item on the agenda of the General Shareholders’ Meeting, the same person chose different voting options except where the voting ballots are signed by a person who has issued a voting power of attorney with respect to shares transferred after the date of the list of those entitled to take part in the meeting and/or by persons acting under such powers of attorney in which the margins indicating the number of votes cast for each voting option indicate the number of votes cast for the relevant voting option and bear relevant marks provided for under Clauses 10.2 and 10.3 hereof;

10.4.4.

a voting ballot on the election of the members of the Auditing Commission of the Company in which the “for “ voting option is chosen for more candidates than the number of persons to be elected to the Auditing Commission of the Company except where the voting ballots are signed by a person voting shares transferred after the date of the list of those entitled to take part in the meeting in accordance with the instructions received from the acquirers of such shares and/or a person voting shares circulating beyond the boundaries of the Russian Federation in the form of depositary securities in accordance with the instructions received from the holders of depositary securities and contain the relevant markings provided for under Clauses 10.2 and 10.3 hereof.

10.5.	In the event a voting ballot contains several items put to a vote, the invalidation of the ballot with respect to one or more items shall not entail the invalidation of the ballot as a whole.

10.6.

The votes represented by a voting ballot declared invalid with respect to one, several or all the items voted on with such ballot shall not be counted in the tallying of the results of the vote on the items with respect to which the ballot is declared invalid.

The invalidation of a voting ballot with respect to one, several or all the items voted on with such ballot shall not constitute grounds for the exclusion of the votes cast under such ballot from the tallying of the quorum.

11.	COSTS OF PREPARING AND HOLDING THE GENERAL SHAREHOLDERS’ MEETING.

11.1.

The Management Board of the Company shall draw up and approve a list of costs of the preparation for and holding of the annual and extraordinary General Shareholders’ Meeting convened by decision of the Board of Directors on its own initiative or at the request of the Auditing Commission of the Company, the external auditor of the Company or shareholder/s holding at least 10 (ten) percent of the Company’s voting shares as of the date of the request.

11.2.

In the event no decision is made within the period determined by the Board of Directors of the Company for the convocation of the extraordinary General Shareholders’ Meeting or the convocation was refused and the extraordinary General Shareholders’ Meeting is convened by bodies and persons requesting its convocation and the General Shareholders’ Meeting decides that the costs of preparing for and holding of the General Shareholders’ Meeting should be reimbursed by the Company, only documented costs incurred by the bodies and persons authorized to convene and and conduct such extraordinary General Shareholders’ Meeting shall be reimbursed.

12.	PROCEDURE FOR APPROVING THESE REGULATIONS AND FOR AMENDMENTS AND ADDITIONS HERETO.

12.1.	These Regulations shall be approved at the General Shareholders’ Meeting by a majority of votes of the shareholders holding the Company’s voting shares and participating in the meeting.

12.2.

Additions and amendments to these Regulations may be introduced by the General Shareholders’ Meeting by a majority of votes of the shareholders holding the Company’s voting shares and participating in the meeting.

12.3.

If, as a result of a change in the Russian Federation law or the Company’s Charter, certain provisions of these Regulations come into conflict with such changes, these Regulations shall apply inasmuch as they do not conflict with applicable law and the Company’s Charter.